UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

DEMANDWARE, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35450	20-0982939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Wall Street Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (888) 553-9216

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Demandware, Inc. (the “Company”) approved the 2013 Executive Short-Term Incentive Program (the “2013 Plan”), pursuant to which the Company’s executive officers are eligible to receive an annual cash bonus (a “Bonus Award”) based on the Company’s achievement of specified corporate thresholds and targets (90%) and on the executive’s individual performance (10%) for the year ending December 31, 2013. Under the 2013 Plan, the corporate performance metrics and weighting are as follows:

•

50% of the corporate performance portion of the Bonus Award is based upon committed first year annual contract value for new customer contracts signed in 2013, excluding support, services and training fees under those agreements;

•

30% of the corporate performance portion of the Bonus Award is based upon subscription revenue, which is the total subscription revenue recognized for the entire year, excluding support, services and training revenue; and

•	20% of the corporate performance portion of the Bonus Award is based on renewal dollar percentage.

Under the 2013 Plan, each executive officer has an established target award, as set forth on the table below, representing a percentage of such executive’s base salary for 2013. To the extent that the Company’s actual performance exceeds the full performance target with respect to a particular performance metric, the target bonus may be increased by up to 50%.

Executive Officer	2013 Target Bonus Award as a Percentage of Base Salary
Thomas D. Ebling	115%
Jeffrey G. Barnett	100%
Scott J. Dussault	60%
Wayne R. Whitcomb	36%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDWARE, INC.

Date: January 29, 2013	By:	/s/ Sheila M. Flaherty
Sheila M. Flaherty Senior Vice President and General Counsel